UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    September 11, 2008
                                                  ------------------------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
             -------------------------------------------------------
               (Exact name of registrant as specified in charter)


           Delaware                      0-28815                 06-124132
--------------------------------------------------------------------------------
(State  or other  jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)


13 North Street, Litchfield, Connecticut                            06759
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code:  (860) 567-8752
                                                     --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[_] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
First Litchfield Financial Corporation

Section 8.     Other Events

      Item 8.01.     Other Events

      First Litchfield Financial Corporation ("FLFC" or the "Company"), parent company of The First National Bank of Litchfield ("Bank"), announced today that the U.S. Government's actions with respect to Fannie Mae and Freddie Mac would adversely impact the value of FLFC's preferred stock investments in both agencies.

      On September 7, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was putting Fannie Mae and Freddie Mac under conservatorship and giving management control to their regulator, the FHFA. Key provisions of the U.S. Government's Plan announced to date were as follows:

      o Dividends on Fannie Mae and Freddie Mac common and preferred stock were eliminated.
      o Fannie Mae and Freddie Mac will be required to reduce their mortgage portfolios over time.
      o The U.S. Government agreed to provide equity capital to cover mortgage defaults in return for $1 billion of senior preferred stock in Fannie Mae and Freddie Mac and warrants for the purchase of 79.9% of the common stock of Fannie Mae and Freddie Mac.
      o The U.S. Government also announced that the U.S. Treasury would provide secured loans to Fannie Mae and Freddie Mac as needed until the end of 2009 and that the U.S. Treasury plans to purchase mortgage backed securities from Fannie Mae and Freddie Mac in the open market.

      As of June 30, 2008, FLFC owned preferred stock in Fannie Mae and Freddie Mac with a carrying value of $5 million. FLFC does not own any common stock or other equity securities issued by Fannie Mae or Freddie Mac.

      The impact of the Government's actions described above and concerns in the market place about the future value of the preferred stock of Fannie Mae and Freddie Mac have caused values for these investments to decrease materially. It is unclear when and if the value of the investments will improve in the future. Given the above developments, FLFC expects to record a non-cash other-than-temporary impairment on these investments for the quarter ending September 30, 2008.

      Management has evaluated the capital condition of the Company and has concluded the Company will remain above the highest regulatory capital level of "well capitalized" under any valuation scenario involving the Fannie Mae and Freddie Mac preferred stock holdings. Management continues to evaluate all of its options related to these securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: September 11, 2008                FIRST LITCHFIELD FINANCIAL CORPORATION


                                         By: /s/  Carroll A. Pereira
                                             ----------------------------------
                                                  Carroll A. Pereira
                                                  Treasurer